UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2007

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 30, 2007, CSG Systems International, Inc. issued a press release announcing that it had reached a definitive agreement to acquire Prairie Voice Services, Inc., a privately-held provider of interactive messaging services headquartered in Omaha, Nebraska. The agreement provides that CSG will acquire Prairie Voice Systems, Inc. for approximately $39 million in cash (net of cash acquired), to be paid upon closing of the transaction which is currently anticipated to be in mid-August 2007, subject to the satisfaction of customary closing conditions. In addition, the merger agreement provides for contingent payments of up to $6 million through the end of 2009 upon achievement of certain predetermined operating criteria. A copy of such press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this section by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

99.1	Press release of CSG Systems International, Inc. dated July 30, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2007

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese, Principal Accounting Officer

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CSG Systems International, Inc.

Form 8-K

Exhibit Index

99.1	Press release of CSG Systems International, Inc. dated July 30, 2007

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